Exhibit 5.1

The Tower at Peabody Place

100 Peabody Place, Suite 1300

Memphis, TN 38103-3672

(901) 543-5900

September 28, 2018

Mid-America Apartment Communities, Inc.

6815 Poplar Avenue, Suite 500

Germantown, TN 38138

Re:	Mid-America Apartment Communities, Inc.’s At-The-Market Offering Program

Ladies and Gentlemen:

We have acted as counsel to Mid-America Apartment Communities, Inc., a Tennessee corporation (the “Company”), and Mid-America Apartments, L.P., a Tennessee limited partnership (the “Operating Partnership”), in connection with the offering of up to 4,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, which Shares are to be offered and sold by the Company from time to time in accordance with the terms of separate distribution agreements entered into by the Company and the Operating Partnership on December 9, 2015 with each of J.P. Morgan Securities LLC, BMO Capital Markets Corp. and KeyBanc Capital Markets Inc. (collectively, the “Base Agreements”), each as amended by separate Amendment No. 1s to the Base Agreements dated as of September 28, 2018 (collectively, the “Amendments”), and as described in the prospectus supplement dated as of September 28, 2018 (the “Prospectus Supplement”) and the accompanying prospectus dated September 27, 2018 (such documents, collectively, the “Prospectus”) that form part of the Company’s and the Operating Partnership’s effective registration statement on Form S-3, as amended (Registration No. 333-227553 and Registration No. 333-227553-01) (the “Registration Statement”), filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein.

We have examined the Registration Statement, the Prospectus, the Base Agreements and the Amendments. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied, without independent verification or investigation, upon the representations and warranties made by the parties in the Base Agreements and the Amendments, and upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Operating Partnership.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

September 28, 2018

Based on the foregoing and the other matters set forth herein, it is our opinion that, when the Shares have been duly issued and sold as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion rendered in the above paragraph is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally; and (ii) the effect of general principles of equity (including, without limitation, laches and estoppel as equitable defenses, concepts of materiality, reasonableness, good faith and fair dealing, matters of public policy, the possible unavailability of specific performance, injunctive relief and other equitable remedies, the discretion of the court before which a proceeding is brought, and considerations of impracticability or impossibility of performance and defenses based upon unconscionability), regardless of whether considered in a proceeding at law or in equity.

Our opinion as set forth herein is limited to the laws of the State of Tennessee. No opinion is given regarding the laws of any other jurisdiction.

This letter speaks as of the date hereof. We disclaim any obligation to provide any subsequent opinion or advice by reason of any future changes or events which may affect or alter any opinion rendered herein. Our opinion is limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Company’s and Operating Partnership’s Current Report on Form 8-K dated as of September 28, 2018 and to the reference to this firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the Commission’s rules and regulations thereunder.

Very truly yours,

/s/ Bass, Berry & Sims PLC